CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                           AND CHIEF FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report of X and O Cosmetics, Inc. (the "Company") on Form 10-QSB for the period ending January 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Glen Landry, Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1. Such Quarterly Report on Form 10-QSB for the period ending January 31, 2006, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2. The information contained in such Quarterly Report on Form 10-QSB for the period ending January 31, 2006, fairly presents, in all material respects, the financial condition and results of operations of X and O Cosmetics, Inc.

Dated: March 15, 2006

X AND O COSMETICS, INC.

By:  /s/ Glen Landry
-------------------
Glen Landry
Chief Executive Officer and
Chief Financial Office